Schedule I

As of April 11, 2014

TRUST	FUNDS
Columbia Funds Series Trust	Columbia California Intermediate Municipal Bond Fund
Columbia Capital Allocation Moderate Aggressive Portfolio
Columbia Capital Allocation Moderate Conservative Portfolio
Columbia Convertible Securities Fund
Columbia Georgia Intermediate Municipal Bond Fund
Columbia International Value Fund
Columbia Large Cap Enhanced Core Fund
Columbia Large Cap Index Fund
Columbia LifeGoal® Growth Portfolio
Columbia Marsico 21st Century Fund
Columbia Marsico Focused Equities Fund
Columbia Marsico Global Fund
Columbia Marsico Growth Fund
Columbia Marsico International Opportunities Fund
Columbia Maryland Intermediate Municipal Bond Fund
Columbia Masters International Equity Portfolio
Columbia Mid Cap Index Fund
Columbia Mid Cap Value Fund
Columbia Multi-Advisor International Equity Fund
Columbia North Carolina Intermediate Municipal Bond Fund
Columbia Overseas Value Fund
Columbia Select Large Cap Equity Fund
Columbia Short Term Bond Fund
Columbia Short Term Municipal Bond Fund
Columbia Small Cap Index Fund
Columbia Small Cap Value Fund II
Columbia South Carolina Intermediate Municipal Bond Fund
Columbia Virginia Intermediate Municipal Bond Fund